Sub-Item 77Q1

FEDERATED
INSURANCE SERIES
Amendment No. 28 to the
AMENDED AND
RESTATED
DECLARATION OF
TRUST

Dated July 16, 2004

	The Amended and
Restated Declaration of
Trust is amended as follows:

A.	Strike the first
paragraph of Section 5 of
Article III from the
Declaration of Trust and
substitute in its place the
following:

Section 5.  Establishment
and Designation of Series or
Class.

Without limiting the
authority of the Trustees set
forth in Article XII, Section
8, inter alia, to establish and
designate any additional
Series or Class or to modify
the rights and preferences of
any existing Series or Class,
the Series shall be, and are
established and designated
as:

Federated Fund for U.S.
Government Securities II
Federated Government
Money Fund II
Primary Shares
Service Shares
Federated High Income
Bond Fund II
Primary Shares
Service Shares
Federated Kaufmann Fund
II
Primary Shares
Service Shares
Federated Managed Tail
Risk Fund II
Primary Shares
Service Shares
Federated Managed
Volatility Fund II
Federated Quality Bond
Fund II

	The undersigned
hereby certify that the
above-stated Amendment is
a true and correct
Amendment to the
Amended and Restated
Declaration of Trust, as
adopted by the Board of
Trustees at a meeting on the
14th day of August, 2015, to
become effective on April
20, 2016.

	WITNESS the due
execution hereof this 14th
day of August, 2015.


/s/ John F.
Donahue
/s/ Peter E.
Madden
John F.
Donahue
Peter E.
Madden


/s/ John T.
Collins
/s/ Charles
F.
Mansfield,
Jr.
John T.
Collins
Charles F.
Mansfield,
Jr.


/s/ J.
Christopher
Donahue
/s/ Thomas
M. O?Neill
J.
Christopher
Donahue
Thomas M.
O?Neill


/s/ Maureen
Lally-Green
/s/ P.
Jerome
Richey
Maureen
Lally-Green
P. Jerome
Richey


/s/ G.
Thomas
Hough
/s/ John S.
Walsh
G Thomas
Hough
John S.
Walsh